EXHIBIT 10(U)
                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into by and between John M. Slack, an individual ("Employee"), and Team, Inc., a Texas corporation ("Employer") who agree as follows:

1. EMPLOYMENT.

        a. AGREEMENT. Subject to the terms and conditions hereinafter stated, Employer hereby employees Employee, and Employee hereby accepts such employment.

        b. POSITION AND DUTIES OF EMPLOYEE. Employee agrees to serve as Chief Financial Officer of the Employer and to perform those duties customarily performed by an employee in this capacity for the Employer, subject to the Bylaws and the management policies of the Board of Directors of Employer, along with those other duties from time to time assigned to Employee by Employer which are consistent with Employee's position as Chief Financial Officer. No change in the duties of Employee which are consistent with Employee's position as Chief Financial Officer shall result in a termination or rescission of this Agreement. Employee's duties shall include, but not be limited to, the taking of a leadership role in all aspects of the financial management of Employer and its Affiliates at every level of Employer and its Affiliates on a nationwide basis. Employee's duties shall include, but not be limited to, investor relations, Securities and Exchange Commission reporting, balance sheet structuring and review, risk management, market analysis, forecasting, budgeting and management of accounting systems.

        c. TIME DEVOTED. Employee shall serve on a full-time basis and shall devote such time and attention as may be reasonably necessary to perform Employee's duties hereunder. Employee shall be permitted to serve on the Boards of Directors of other corporations and/or to engage in other business activities for his own account, provided that none of such other business activities shall be inconsistent with the terms of Section 6 hereof and provided further that such activities do not materially interfere with the performance of Employee's duties hereunder.

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        By way of expression and not of limitation, Employee shall make available to Employer any and all business opportunities that become available to Employee which involve an area of business in which Employer or any Affiliate thereof conducts business. Any such business opportunities shall be the property of Employer.

2. COMPENSATION.

        a. SALARY. As compensation for services rendered hereunder, Employee shall be paid One Hundred and Eight Thousand Dollars ($108,000) per year, which amount shall be paid in equal and consecutive installments ("Periodic Salary Payments") not less often than monthly. Employee may, at the sole discretion of the President of Employer after considering Employee's performance and company profitability, receive an annual bonus not to exceed twenty-five percent (25%) of Employee's annual salary. In addition, Employer shall grant to Employee, promptly after the execution of this Agreement by Employee, options to purchase 12,500 shares of common stock of Team, Inc. at market price, which shares shall vest in increments of twenty-five percent (25%) per year for four (4) years. Employee shall receive such other upward compensation adjustments, if any, as may be determined by Employer in its sole discretion from time to time.

        b. PERIODIC SEVERANCE PAYMENT. In the event that Employee's employment is terminated by Employer for any reason other than "for cause," as defined in Paragraph 5(a) below during the Primary Term, as hereinafter defined, or in the event that Employee's employment is terminated by Employee "for cause," as defined in Paragraph 5(b) below during the Primary Term, then, in lieu of any and all damages or other compensation which Employee might otherwise be entitled hereunder, Employer shall continue to pay to Employee the full amount of the Periodic Salary Payments provided by Paragraph 2(a) without reduction, discount, or a duty to mitigate damages throughout the period which ends two (2) months from the date of termination of Employee's employment hereunder for every full year of Employee's employment with Employer, however, in no event will Employee be entitled to receive Periodic Salary Payments for more than six (6) months from the date of such termination; subject,

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however, to Employer's right to discontinue such payments pursuant to Paragraph
6(j) in the event of the breach or threatened breach by Employee of his covenants contained in Paragraph 6.

        c. OTHER BENEFITS. Employee shall be entitled to paid vacations, expense reimbursements, a company-owned car for Employee's use or an automobile allowance of $450.00 per month with reimbursement for maintenance, repairs and gasoline, as the case may be, and similar perquisites incidental or necessary to the performance of Employee's duties and in accordance with the policies and procedures established by Employer from time to time. Employee shall further be entitled to participate in each plan established to provide benefits to employees of Employer at the time Employee meets the eligibility criteria established for the plan and shall receive benefits thereunder based on the terms of the plan. Employee's eligibility and benefit level shall be determined separately for each plan and all determinations shall be made by the parties charged with responsibility for such determinations in the plan. Employer is under no obligation to establish any plan or plans to provide benefits for its employees and this provision shall not be interpreted to require the establishment of any benefit plan. The terms of any benefit plans existing, established, or provided hereafter do not constitute a part of this Agreement and are not incorporated herein for any purpose.

3. EMPLOYMENT COVENANT. Employee covenants that he will not commit any act which results in the Termination for Cause of his employment by Employer under the provisions of Paragraph 5 below.

4. TERM. The primary term ("Primary Term") of this Agreement commences effective November 1, 1994 and, unless sooner terminated by mutual agreement of the parties or pursuant to the provisions of Paragraph 5 of this Agreement, shall terminate on October 31, 1997. The parties may, however, extend the term of this Agreement by written amendment hereto executed by Employer and Employee at any time prior to October 31, 1997, or within thirty (30) days thereafter.

5. TERMINATION.

        a. BY EMPLOYER. The Employer may terminate Employee's employment at any time "without cause" by giving written notice of such termination to Employee and Employee shall

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in such event be entitled to receive the Periodic Severance Pay benefits provided by Paragraph 2(b) above. In addition, Employee's employment may be terminated "for cause" by Employer by giving written notice of termination to Employee. For purposes of this Paragraph 5(a), the phrase "for cause" shall mean the occurrence of any of the following events:

               (i) Employee shall be convicted of a felony;

               (ii) Employee shall be determined by Employer to have materially failed or materially refused to perform faithfully or diligently the duties of Employee under this Agreement or otherwise to have breached any term or provision contained herein, and such material failure, refusal or breach is not cured within thirty (30) days after written notice thereof, specifying with particularity the nature of such failure, refusal or breach, is delivered by Employer to Employee; or

               (iii) Employee shall be determined by Employer (which determination shall be required to be made by a vote of not less than a majority of Employer's directors) to be guilty of fraud, dishonesty, or similar acts of misconduct. In the event that Employer terminates Employee's employment "for cause" as specified above, Employee shall not be entitled to receive any further compensation from and after the date of such termination of employment.

        b. BY EMPLOYEE. Employee's employment may be terminated, either "for cause" or without cause, by Employee by giving two weeks' written notice of termination to Employer. In the event Employee terminates his employment without cause, Employee shall not be entitled to receive any further compensation from and after the date of such termination of employment. For purposes of this Paragraph 5(b), the phrase "for cause" shall mean the occurrence of any of the following:

               (i) failure by Employer to pay to Employee the compensation provided for in Paragraph 2(a) hereof so long as such failure to pay is not the result of Employer exercising the rights under Paragraph 5(a) hereof and the failure to cure such failure of payment within five (5) days after receipt of written notice of such failure from Employee; or

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               (ii) upon a breach of Employer of any material term or provision contained herein other than in Paragraph 2(a) and the failure to cure any such breach within thirty (30) days after receipt of written notice thereof from Employee specifying the nature of such breach.

        In the event Employee terminates his employment with Employer "for cause", Employee shall be entitled to receive the Periodic Severance Pay benefits provided by Paragraph 2(b) above.

        c. DEATH. In the event that Employee dies prior to the termination of his employment under this Agreement, Employee's employment shall terminate and Employee's estate shall, in lieu of any other rights to payment hereunder, be entitled to receive the full amount of the Periodic Salary Payments provided by Paragraph 2(a) (without reduction or discount) throughout the period which ends on the last day of the month following the month during which Employee's death occurs.


        d. EFFECT. Except for the provisions of Paragraphs 6, 7, 8 and 9, and the procedural and remedial provisions of this Agreement, and except as otherwise specifically provided in Paragraphs 2(b), 5(b), and 5(c) of this Agreement, all rights and obligations under this Agreement shall cease upon the termination of Employee's employment with Employer.

6. PROTECTION OF CONFIDENTIAL INFORMATION AND GOODWILL. Employee hereby covenants and agrees as follows:

        a. As a consequence of Employee's position with Employer, Employee will be privy to confidential and proprietary information regarding all aspects of Employer's financial and other operations at every level of the corporation and on a nation wide basis. Therefore, Employee shall not use or disclose, directly or indirectly, for any reason whatsoever or in any way, any confidential information or trade secrets of Employer, including, but not limited to, information with respect to Employer or its Affiliates (as hereinafter defined) as follows: the identity, lists, and/or descriptions of any customers of Employer; financial statements, cost reports, budgets, forecasts, and other financial information; product or service pricing

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information; contract proposals and bidding information; policies and procedures developed as part of a confidential business plan; and management systems and producers, including manuals and supplements thereto, other than (i) at the direction of Employer during the course of Employee's employment, (ii) after receipt of the prior written consent of Employer, (iii) as required by any court for governmental regulatory agency having competent jurisdiction over Employer or its business or over Employee, or (iv) information made public by Employer or information known or generally available within Employer's industry.

        b. Due to the fact that Employee's duties will include the review, analysis and management of the financial operations of Employer on a nation wide basis, as well as each and every branch and regional office of its Affiliates, Employer and Employee do hereby agree that it is both reasonable and necessary to restrict Employee's activities after the term of this Agreement on a nationwide basis. Thus, during the employment of Employee by Employer and for a period of two (2) years following the termination of Employee's employment with Employer for any reason (except in the event Employee terminates his employment "for cause"), Employee shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder (in excess of five percent (5%), corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of Employer or any of its Affiliates (as defined in Paragraph 14 hereof) as such business is presently conducted and as conducted during the term of the employment of Employee by Employer; provided, however, that following the termination of Employee's employment by Employer, the covenant contained in this subparagraph shall not pertain to employment with a company in competition in any manner whatsoever with Employer or any Affiliates as such business is presently conducted and as conducted during the term of employment of Employee by Employer that does not have any facilities within a two hundred fifty (250) mile radius from any operating facility of Employer or any Affiliate of Employer.

        c. During the employment of Employee by Employer and for a period of two
(2) years following the termination of Employee's employment with Employer for any reason

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(except in the event Employee terminates his employment "for cause"), Employee shall not solicit or negotiate any contract or agreement that constitutes or would constitute engaging in competition with the business of Employer or any Affiliate of Employer as presently conducted and as conducted during the term of the employment of Employee; provided, however, that following the termination of Employee's employment by Employer, the covenant contained in this subparagraph shall not pertain to activities which occur more than two hundred fifty (250) miles from any operating facility of Employer or any Affiliate of Employer.

        d. For a period of two (2) years following the termination of Employee's employment with Employer for any reason, Employee shall not solicit for employment or employ, directly or indirectly, any employee employed by Employer or any Affiliate within the one (1) year period immediately prior to such solicitation for employment.

        e. Employee shall not use the name of Employer or any Affiliate of Employer in connection with any business that is in competition in any manner whatsoever with the business of Employer or any Affiliate of Employer as presently conducted and as conducted during the term of the employment of Employee by Employer.

        f. Employer and Employee agree that the covenants set forth in this paragraph 6 shall accrue to the benefit of Employer, irrespective of the reason for termination (except as set forth herein) or the other provisions of this Agreement and the corresponding employment relationship created herein, or Employee's performance hereunder.

        g. In connection with the limited protection afforded Employer by the covenants contained within this Paragraph 6, Employee recognizes that Employer's need for the covenants is based on the following:

               (i) Employer has spent and will expend substantial time, money and effort in developing (x) its maintenance, repair and project management businesses and (y) a valuable list of customers and information about their requirements and needs, purchasing patterns and internal purchasing procedures;

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               (ii) Employee, in the course of his employment, has been and will be compensated to help develop, and has been and will be personally entrusted with and exposed to, Employer's trade secrets and other confidential information;

               (iii) Employer, during the term of this Agreement and after its termination, will be engaged in the highly competitive maintenance, repair and project management businesses in which many firms, including Employer, compete;

               (iv) Employer provides and will provide services throughout the State of Texas and the United States and Employee will be privy to confidential information relating to such services at every level of the corporation;

               (v) Employee could, after having access to Employer's financial records, contracts, technology and associated trade secrets and know-how and receiving further training by and experience with Employer, and after reviewing Employer's trade secrets and confidential information, become a competitor; and

               (vi) Employer will suffer great loss and irreparable harm if Employee were to terminate his employment and thereafter enter directly or indirectly into competition with Employer.

        h. Employee hereby specifically acknowledges and agrees that the temporal, geographical and other restrictions contained in this Paragraph 6 are reasonable and necessary to protect the business and prospects of Employer, and that the enforcement of the provisions of this Paragraph 6 will not work an undue hardship on him.

        i. Employee further agrees that in the event either the length of time, geographical or any other restrictions, or portion thereof, set forth in this Paragraph 6 is overly restrictive and unenforceable in any court proceeding, the court may reduce or modify such restriction to those which it deems reasonable and enforceable under the circumstances and the parties agree that the restrictions of this Paragraph 6 will remain in full force and effect as reduced or modified.

        j. Employee further agrees and acknowledges that Employer does not have an adequate remedy at law for the breach or threatened breach by him of the covenants contained in this Paragraph 6 and Employee therefore specifically agrees that Employer, in the event of

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the breach or threatened breach by Employee of any of the Employee's covenants contained in Paragraph 6 of this Agreement, in addition to other remedies which may be available to it hereunder, may discontinue all Periodic Severance Payments to Employee pursuant to Paragraph 2(b) above and further may file a suit in equity to enjoin Employee from such breach or threatened breach.

        Employee further agrees, in the event that any provision of this Paragraph 6 is held to be invalid or against public policy, the remaining provisions of this Paragraph 6 and the remainder of this Agreement shall not be affected thereby.

7. PROPERTY OF EMPLOYER. Employee agrees that, upon the termination of Employee's employment with Employer, Employee will immediately surrender to Employer all property, equipment, funds, lists, books, records, and other materials of Employer in the possession of or provided to Employee.

8. LAW GOVERNING. This agreement and all issues relating to the validity, interpretation, and performance hereof shall be governed by and interpreted under the laws of the State of Texas. The parties hereby consent to jurisdiction and venue in any court of competent jurisdiction in Harris County, Texas, or the United States District Court for the Southern District of Texas, and either party may bring any suit that they desire to institute relating to this Agreement in any such court.

9. REMEDIES. With respect to each and every breach, violation, or threatened breach or violation by either party of any of the covenants set forth herein, the other party, in addition to all other remedies available at law or in equity, including specific performance of the provisions hereof, shall be entitled to enjoin the commencement or continuance thereof and, without notice to the other party, may apply for entry of an immediate restraining order or injunction. In addition, each party agrees, upon demand, to immediately account for and pay over to the other party an amount equal to all compensation, commissions, bonuses, salary, gratuities, or other emoluments of any kind directly or indirectly received by, or for the use or benefit of, the other party resulting from any activity, transaction, or employment in breach or violation of any of the covenants set forth in this Agreement, such amount being agreed to constitute liquidated

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damages because the exact amount of actual damages to be sustained on account of any such breach or violation cannot be determined with complete accuracy. In addition, each party agrees to pay the other party a reasonable sum as and for his or its attorneys' fees and costs of litigation should such other party bring an action against the breaching party for breach of this Agreement and prevail in such action. Each party may pursue any of the remedies described in this Paragraph 9 concurrently or consecutively, in any order, as to any such breach or violation, and the pursuit of one of such remedies at any time will not be deemed an election of remedies or waiver of the right to pursue any of the other such remedies.

10. NOTICES. Any notice or request herein required or permitted to be given to any party hereunder shall be given in writing and shall be personally delivered or sent to such party by United States mail, certified or registered mail, return receipt requested, with postage prepaid, at the address set forth below the signature of such party hereto or at such other address as such party may designate by written communication to the other party pursuant to, and in accordance with, this Paragraph 10. Each notice given in accordance with this Paragraph 10 shall be deemed to have been given, if personally delivered, on the date personally delivered, or, if mailed, on the day on which it is deposited in the United States mail, and shall be deemed to be received or delivered, if personally delivered, on the date personally delivered, or, if mailed, on the third day following the day on which it is deposited in the United States mail.

11. HEADINGS. The headings of the paragraphs of this Agreement have been inserted for convenience of reference only and shall not be construed or interpreted to restrict or modify any of the terms or provisions hereof.

12. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable, and this Agreement and each separate provision hereof shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. In addition, in lieu of such illegal, invalid, or unenforceable

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provision, there shall be added automatically as part of this Agreement, a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable, if such reformation is allowable under applicable law.

13. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of each party hereto and each party's respective successors, heirs, permitted assigns, and legal representatives.

14. DEFINITION OF "AFFILIATE". For purposes of this Agreement, the term "Affiliate" means any subsidiary corporation of Employer. For purposes of this definition, a subsidiary of Employer means any corporation whose outstanding common shares are more than fifty percent (50%) directly owned by Employer and shall further mean any corporation whose outstanding common shares are at least fifty percent (50%) owned through an unbroken chain of ownership through other subsidiaries of Employer.

15. ASSIGNMENT. Neither this Agreement nor any interest herein or rights, duties, or obligations hereunder may be assigned or delegated by either party without the prior written consent of the other party hereto.

16. SEPARATE AGREEMENTS. The provisions of Paragraph 6 shall be construed as a separate agreement in each of the separate geographical areas, if any, referred to in Paragraph 6, and to the extent that it may be found to be illegal and/or unenforceable in any of said geographical areas, this Agreement shall not be affected thereby to each other geographical area.

17. EMPLOYER POLICIES, REGULATIONS, AND GUIDELINES FOR EMPLOYEES. Employee acknowledges that he has been furnished with a current copy of the policy and procedures manual of Employer, that he has read and understands such policies and procedures set forth in such manual (and will read and become familiar with any revisions or supplements to or replacements of such manual), and, as a condition to the execution of this Agreement, that he understands such policies and procedures set forth in such manual are applicable to Employee in the performance of his duties for Employer. However, notwithstanding the foregoing, any conflict or inconsistency between this Agreement and such policies and procedures manual shall be governed by this Agreement.

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18. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter hereof, unless expressly provided otherwise herein. No amendment, modification, or termination of this Agreement, unless expressly provided otherwise herein, shall be valid unless made in writing and signed by each of the parties whose rights, duties, or obligations hereunder would in any way be affected by an amendment, modification, or termination. Unless expressly set forth herein, no representations, inducements, or agreements have been made to induce either Employee or Employer to enter into this Agreement. This Agreement is the sole source of rights and duties as between Employer and Employee relating to the subject matter of this Agreement.

19. KEY-MAN INSURANCE. Employer, at its option, shall be entitled to own, purchase and maintain life or other insurance on the life or disability of the Employee for Employer's exclusive benefit. Employee shall execute all documents and perform all acts necessary to enable Employer to effect such insurance. IN WITNESS WHEREOF, the parties have executed this Agreement on this the 7th day of July, 1995, effective as of November 1, 1994.

                                  /s/ JOHN M. SLACK
                                      John M. Slack, Employee
                                      Address:
                                      3502 Forest City Drive
                                      Kingwood, Texas  77339

                                      TEAM, INC.,
                                      Employer

                                      By:  /s/  H. WESLEY HALL
                                                H. Wesley Hall, President
                                      Address:
                                      1001 Fannin, Suite 4656
                                      Houston, Texas 77002

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